Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-01225, No. 333-31125, No. 333-36099, No. 333-36163, No. 333-57223, No. 333-83745, No. 333-83747, No. 333-46472, No. 333-46476, No. 333-46626, No. 333-67944, No. 333-67946, No. 333-90060, No. 333-90062, and No. 333-85196) of Hexcel Corporation of our reports dated February 28, 2003 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Stamford, CT
February 28, 2003